Exhibit 10.2

EXECUTION VERSION

Confidential

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August 26, 2021, by and among Integrated Whale Media Investment, Inc., a BVI business company incorporated in the British Virgin Islands (“IWM” or the “Shareholders’ Representative”), Magnum Opus Acquisition Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Purchaser”), and the shareholders of Purchaser set forth on Schedule A hereto (each a “Purchaser Shareholder”).

WHEREAS, Purchaser, IWM, in its capacity as a seller and as the Shareholders’ Representative, Highlander Management LLC, a limited liability company incorporated in the State of Delaware (“Highlander”), Forbes Global Holdings Inc., a BVI business company incorporated in the British Virgin Islands (“FGH”) and Forbes Global Media Holdings, Inc., a BVI business company incorporated in the British Virgin Islands (the “Company”) are concurrently herewith entering into a Business Combination Agreement (as the same may be amended, restated or supplemented, the “Business Combination Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement) pursuant to which, among other things, Purchaser will acquire 100% of the issued share capital of FGH from IWM and 5% of the issued share capital of the Company from Highlander, on the terms and subject to the conditions therein;

WHEREAS, each Purchaser Shareholder is, as of the date of this Agreement, beneficial and the sole legal owner of the number of Class B ordinary shares of Purchaser (“Purchaser Class B Shares” and, together with the Purchaser Ordinary Shares, the “Purchaser Shares”) set forth opposite such Purchaser Shareholder’s name on Schedule A hereto (such Purchaser Class B Shares, together with any other Purchaser Shares acquired by such Purchaser Shareholder after the date of this Agreement and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”); and

WHEREAS, Magnum Opus Holdings LLC, a Cayman Islands limited liability company (“Sponsor”) is, as of the date of this Agreement, beneficial and the sole legal owner of the number of warrants entitling the holder thereof to purchase one Purchaser Ordinary Share at a price of  $11.50 per share (“Purchaser Warrants”) set forth opposite Sponsor’s name on Schedule A hereto (such Purchaser Warrants, the “Subject Warrants”);

WHEREAS, as a condition to their willingness to enter into the Business Combination Agreement, Purchaser and the Shareholders’ Representative have requested that each Purchaser Shareholder enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Article I
Representations and Warranties of Purchaser Shareholder

Each Purchaser Shareholder hereby represents and warrants (except for with respect to representations and warranties which are designated as “with respect to Sponsor only”, with respect to which only Sponsor hereby represents and warrants) to Purchaser and the Shareholders’ Representative:

1.1            Incorporation and Power.   With respect to Sponsor only, (i) it is a limited liability company incorporated, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its businesses as now conducted, and (ii) it is not in breach of Sponsor’s Organizational Documents.

1.2            Authorization; No Breach; Valid and Binding Agreement.

(a)            With respect to Sponsor only, it has all requisite corporation or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Sponsor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Sponsor, and no other corporate actions or proceedings on the part of Sponsor are necessary to authorize the execution, delivery or performance of this Agreement or to consummate the transactions contemplated hereby. If such Purchaser Shareholder is a natural person, such Purchaser Shareholder has full legal capacity, right and authority to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby.

(b)            The execution, delivery and performance of this Agreement by such Purchaser Shareholder and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any breach of, constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) under, result in a violation of, result in the creation of any Lien upon any assets or properties of such Purchaser Shareholder under, give rise to any right of payment, penalty, modification, amendment or termination, cancellation or acceleration with respect to, or loss or impairment of any right under, or require any authorization, consent, approval, exemption or other action by, notice to or filing with any court or other Governmental Authority under (i) the provisions of Sponsor’s Organizational Documents (with respect to Sponsor only), (ii) any Contract or instrument or Permit to which such Purchaser Shareholder or its, his or her properties or assets is bound, or (iii) any Law, statute, rule or regulation or order, judgment or decree to which such Purchaser Shareholder is subject or its or their respective properties or assets are subject; except, with respect to clause (ii) or (iii) of this Section 1.2(b), where the failure to obtain such authorization, consent, approval or exemption would not, individually or in the aggregate, prevent, materially impair or materially delay such Purchaser Shareholder from consummating the transaction contemplated hereby.

(c)            This Agreement has been duly executed and delivered by such Purchaser Shareholder, and assuming that this Agreement is a valid and binding obligation of the other parties hereto, this Agreement constitutes a valid and binding obligation of such Purchaser Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

1.3            Subject Shares. Such Purchaser Shareholder is beneficial and sole legal owner of the Purchaser Shares and Purchaser Warrants (as applicable) set forth opposite such Purchaser Shareholder’s name on Schedule A hereto, and all such Subject Shares and Subject Warrants (as applicable) are owned by such Purchaser Shareholder free and clear of all liens or encumbrances, other than liens or encumbrances pursuant to this Agreement, the Purchaser’s Organizational Documents or applicable federal or state securities laws. Such Purchaser Shareholder does not legally own any shares or other equity securities or securities convertible, exercisable or exchangeable into equity securities of Purchaser other than the Subject Shares and the Subject Warrants (as applicable). Such Purchaser Shareholder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement, any other Ancillary Agreement or Purchaser’s Organizational Documents.

1.4            Orders. There is no Governmental Order pending or, to the knowledge of each Purchaser Shareholder, threatened in writing, by or against a Purchaser Shareholder, that seeks to delay or prevent the performance by a Purchaser Shareholder of its obligations under this Agreement.

1.5            Brokerage Fees.   With respect to Sponsor only, except as described on Section 5.18 of the Purchaser Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement based upon arrangements made by Sponsor, for which Purchaser or any of its Affiliates may become liable.

1.7            Affiliate Arrangements. Except as set forth on Schedule A attached hereto, no Purchaser Shareholder, any Affiliate of any Purchaser Shareholder, nor anyone related by blood, marriage or adoption to a Purchaser Shareholder or any such Affiliate, is party to, or has any rights with respect to or arising from, any Contract with Purchaser or its Subsidiaries, other than as contemplated by the Business Combination Agreement, any Ancillary Agreement or in connection with the Transactions or as set forth in the Purchaser SEC Reports.

1.8            Acknowledgement. Such Purchaser Shareholder understands and acknowledges that each of Purchaser and the Shareholders’ Representative is entering into the Business Combination Agreement in reliance upon such Purchaser Shareholder’s execution and delivery of this Agreement.

Article II
Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to each Purchaser Shareholder and the Shareholders’ Representative:

2.1            Incorporation and Power. Purchaser is an exempted company incorporated with limited liability, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its businesses as now conducted. Purchaser is not in breach of Purchaser’s Organizational Documents.

2.2            Authorization; No Breach; Valid and Binding Agreement.

(a)            Purchaser has all requisite corporation or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Purchaser, and no other corporate actions or proceedings on the part of Purchaser are necessary to authorize the execution, delivery or performance of this Agreement or to consummate the transactions contemplated hereby.

(b)            The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any breach of, constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) under, result in a violation of, result in the creation of any Lien upon any assets or properties of Purchaser under, give rise to any right of payment, penalty, modification, amendment or termination, cancellation or acceleration with respect to, or loss or impairment of any right under, or require any authorization, consent, approval, exemption or other action by, notice to or filing with any court or other Governmental Authority under (i) the provisions of Purchaser’s Organizational Documents, (ii) any Contract or instrument or Permit to which Purchaser or its properties or assets is bound, or (iii) any Law, statute, rule or regulation or order, judgment or decree to which Purchaser is subject or its or their respective properties or assets are subject; except, with respect to clause (ii) or (iii) of this Section 2.2(b), where the failure to obtain such authorization, consent, approval or exemption would not, individually or in the aggregate, prevent, materially impair or materially delay Purchaser from consummating the transaction contemplated hereby.

(c)            This Agreement has been duly executed and delivered by Purchaser, and assuming that this Agreement is a valid and binding obligation of the other parties hereto, this Agreement constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

Article III
Representations and Warranties of the Shareholders’ Representative

The Shareholders’ Representative hereby represents and warrants to each Purchaser Shareholder and Purchaser:

3.1            Incorporation and Power. The Shareholders’ Representative is a BVI business company incorporated, validly existing and in good standing under the laws of the British Virgin Islands, and has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and to carry on its businesses as now conducted. The Shareholders’ Representative is not in breach of Organizational Documents of the Shareholders’ Representative.

3.2            Authorization; No Breach; Valid and Binding Agreement.

(a)            The Shareholders’ Representative has all requisite corporation or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Shareholders’ Representative and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of the Shareholders’ Representative, and no other corporate actions or proceedings on the part of the Shareholders’ Representative are necessary to authorize the execution, delivery or performance of this Agreement or to consummate the transactions contemplated hereby.

(b)            The execution, delivery and performance of this Agreement by the Shareholders’ Representative and the consummation of the transactions contemplated hereby do not and will not conflict with or result in any breach of, constitute a default (or an event that, with or without notice or lapse of time or both, would become a default) under, result in a violation of, result in the creation of any Lien upon any assets or properties of the Shareholders’ Representative under, give rise to any right of payment, penalty, modification, amendment or termination, cancellation or acceleration with respect to, or loss or impairment of any right under, or require any authorization, consent, approval, exemption or other action by, notice to or filing with any court or other Governmental Authority under (i) the provisions of Organizational Documents of the Shareholders’ Representative, (ii) any Contract or instrument or Permit to which the Shareholders’ Representative or its or their respective properties or assets is bound, or (iii) any Law, statute, rule or regulation or order, judgment or decree to which the Shareholders’ Representative is subject or its properties or assets are subject; except, with respect to clause (ii) or (iii) of this Section 3.2(b), where the failure to obtain such authorization, consent, approval or exemption would not, individually or in the aggregate, prevent, materially impair or materially delay the Shareholders’ Representative from consummating the transaction contemplated hereby.

(c)            This Agreement has been duly executed and delivered by the Shareholders’ Representative, and assuming that this Agreement is a valid and binding obligation of the other parties hereto, this Agreement constitutes a valid and binding obligation of the Shareholders’ Representative, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

3.3             Orders.   There is no Governmental Order pending or, to the knowledge of the Shareholders’ Representative, threatened in writing, by or against the Shareholders’ Representative, that seeks to delay or prevent the performance by the Shareholders’ Representative of its obligations under this Agreement.

Article IV
Support Agreement; Certain Other Covenants of Purchaser Shareholder

4.1            Binding Effect of Business Combination Agreement. Sponsor hereby acknowledges that it has read the Business Combination Agreement and Sponsor has had the opportunity to consult with its tax and legal advisors. Sponsor shall be bound by and comply with the obligations of Purchaser pursuant to Section 6.04(b) (Confidentiality, Public Announcements) and Section 6.21 (Acquisition Proposals and Alternative Transactions) of the Business Combination Agreement (and any relevant definitions contained in such Sections) as if Sponsor was an original signatory to the Business Combination Agreement with respect to such provisions.

4.2            Agreement to Vote.

(a)            In Favor of the Transactions. At any general meeting of Purchaser called to seek the Purchaser Shareholder Approval, or at any adjournment thereof, or in connection with any shareholder written resolution of Purchaser or in any other circumstances upon which a vote, consent, resolution or other approval with respect to the Business Combination Agreement, the Ancillary Agreements, or any Transaction is sought, such Purchaser Shareholder shall, (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or shareholder written consent or written resolution, if applicable) the Subject Shares in favor of granting the Purchaser Shareholder Approval or, if there are insufficient votes in favor of granting the Purchaser Shareholder Approval, in favor of the adjournment of such general meeting of Purchaser to a later date.

(b)            Against Other Transactions. At any general meeting of Purchaser, or at any adjournment thereof, or in connection with any shareholder written resolution of Purchaser or in any other circumstances upon which such Purchaser Shareholder’s vote, consent, resolution or other approval is sought, such Purchaser Shareholder shall vote (or cause to be voted) the Subject Shares (including by withholding class vote and/or written consent or written resolution, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Business Combination Agreement and the Transactions), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Purchaser or any public offering of any shares of Purchaser, any of its Subsidiaries, or a newly-formed holding company of Purchaser or such Subsidiaries, other than in connection with the Transactions in accordance with the terms of the Business Combination Agreement, (ii) any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to a Business Combination for Purchaser other than the Transactions, (iii) any change in the business, management or board of directors of Purchaser (other than in connection with the Transactions and the Purchaser Shareholder Proposals), (iv) other than any amendment to the Organizational Documents of Purchaser contemplated in the Business Combination Agreement, any amendment of the Organizational Documents of Purchaser or other proposal or transaction involving Purchaser or any of its Subsidiaries, or (v) any other action, proposal or agreement that would be reasonably likely to (A) prevent, impede, interfere with, delay, postpone or attempt to discourage, adversely affect, frustrate the purposes of, result in a breach by Purchaser of, prevent or nullify any provision of the Business Combination Agreement or any Ancillary Agreement, or any Transaction or change in any manner the voting rights of any class of Purchaser’s share capital, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Purchaser under the Business Combination Agreement or any Ancillary Agreement, (C) result in any of the conditions set forth in Article VII of the Business Combination Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, any class of capital stock of, Purchaser.

(c)            Revoke Other Proxies. Such Purchaser Shareholder represents and covenants that any proxies or agreements heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies or agreements have been or are hereby revoked.

4.3            Sponsor Letter Agreement No Purchaser Shareholder shall modify or amend that certain Letter Agreement, dated as of March 23, 2021, by and among the Purchaser Shareholders and Purchaser (the “Sponsor Letter Agreement”), other than as contemplated by the Business Combination Agreement, any Ancillary Agreement or in connection with the Transactions.

4.4            Purchaser Contracts. No Purchaser Shareholder shall enter into, renew or amend in any material respect, any transaction or Contract between or among Purchaser Shareholder, any Affiliate of Purchaser Shareholder, or anyone related by blood, marriage or adoption to Purchaser Shareholder or any Affiliate of Purchaser Shareholder (other than Purchaser or any of its Subsidiaries), on the one hand, and Purchaser or any of Purchaser’s Subsidiaries, on the other hand, other than as contemplated by the Business Combination Agreement, any Ancillary Agreement or in connection with the Transactions.

4.5            No Transfer. Other than (x) pursuant to this Agreement, (y) upon the consent of the Shareholders’ Representative or (z) to an Affiliate of such Purchaser Shareholder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to Purchaser, agreeing to be bound by this Agreement to the same extent as such Purchaser Shareholder was with respect to such transferred Subject Shares or Subject Warrants, as applicable), from the date of this Agreement until the date of termination of this Agreement, such Purchaser Shareholder shall not, directly or indirectly, (i) (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, mortgage, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Subject Share or Subject Warrant, as applicable, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares or Subject Warrants, as applicable, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a)-(c), collectively, “Transfer”), other than set forth in this Agreement or any other Ancillary Agreement, (ii) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement or any other Ancillary Agreement, (iii) take any action that would make any representation or warranty of such Purchaser Shareholder herein untrue or incorrect, or have the effect of preventing or disabling such Purchaser Shareholder from performing its obligations hereunder, or (iv) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Purchaser Shareholder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Such Purchaser Shareholder agrees with, and covenants to, Purchaser and the Shareholders’ Representative that such Purchaser Shareholder shall not request that Purchaser register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares or Subject Warrants, as applicable.

4.6            Waiver of Anti-Dilution Protection. Such Purchaser Shareholder hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, the ability to adjust the Initial Conversion Ratio (as defined in the Purchaser’s amended and restated memorandum and articles of association adopted by special resolution on March 22, 2021 and effective on March 22, 2021 (the “Purchaser Charter”)) pursuant to Article 17.3 of the Purchaser Charter in connection with the Transactions, and any rights to other anti-dilution protections with respect to Purchaser Shares that may result from the PIPE Investment and/or the consummation of the Transactions. Such Purchaser Shareholder acknowledges and agrees that (i) this Section 4.6 shall constitute written consent waiving, forfeiting and surrendering the adjustment to the Initial Conversion Ratio pursuant to Article 17.4 of the Purchaser Charter; and (ii) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of the Business Combination Agreement.

4.7            No Redemption. Such Purchaser Shareholder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Purchaser Shareholder shall not elect to have any Subject Shares redeemed now or at any time legally or beneficially owned by such Purchaser Shareholder, or submit or surrender any of its Subject Shares for redemption, in connection with the Transactions or otherwise.

4.8            New Shares. In the event that prior to the Closing (i) any Purchaser Shares, Purchaser Warrants or other securities are issued or otherwise distributed to such Purchaser Shareholder pursuant to any stock dividend or distribution, or any change in any of the Purchaser Shares, Purchaser Warrants or other share capital of Purchaser by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, (ii) such Purchaser Shareholder acquires legal or beneficial ownership of any Purchaser Shares or Purchaser Warrants after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (iii) such Purchaser Shareholder acquires the right to vote or share in the voting of any Purchaser Share after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” and “Subject Warrants”, as applicable, shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into) and be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares or Subject Warrants owned by such Purchaser Shareholder as of the date hereof.

4.9            Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (i) such Purchaser Shareholder makes no agreement or understanding herein in any capacity other than in its, his or her capacity as a record holder and beneficial owner of the Subject Shares, and (ii) nothing herein will be construed to limit or affect any action or inaction by any representative of such Purchaser Shareholder serving as a member of the board of directors (or other similar governing body) of Purchaser or as an officer, employee or fiduciary of Purchaser, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of Purchaser.

4.10            Termination. This Agreement shall terminate upon the earliest of (i) the Closing (provided, however, that upon such termination, Section 4.1 (with respect to obligations pursuant to Section 6.04(b) (Confidentiality, Public Announcements) of the Business Combination Agreement only), Section 4.6, Section 4.9, this Section 4.10 and Article V shall survive indefinitely) and (ii) the termination of the Business Combination Agreement in accordance with its terms (provided, however, that upon such termination, Section 4.9, this Section 4.10 and Article V shall survive indefinitely).

4.11            Additional Matters. Such Purchaser Shareholder shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Share Sale and the other Transactions contemplated by the Business Combination Agreement on the terms and subject to the conditions set forth therein and herein. Such Purchaser Shareholder shall, from time to time, (i) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Purchaser or the Shareholders’ Representative may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Business Combination Agreement and any other Ancillary Agreement, including the Investor Rights Agreement (with respect to Sponsor only) and (ii) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of Purchaser or the Cayman Act) which would impede, disrupt, prevent or otherwise adversely affect the consummation of any Transaction.

Article V
General Provisions.

5.1            Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Purchaser and the Shareholders’ Representative in accordance with Section 10.06 of the Business Combination Agreement and to each Purchaser Shareholder at its, his or her address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice). Sections 8 and 19(3) of the Electronic Transactions Act (As Revised) of the Cayman Islands shall not apply.

5.2            Remedies; Specific Performance.   The parties hereto acknowledge that money damages would not be an adequate remedy at law if any party fails to perform any of its obligations hereunder and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to an injunction or similar equitable relief restraining such party from committing or continuing any such breach or threatened breach and to compel specific performance of the obligations of any other party under this Agreement, without the posting of any bond. If any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties shall raise the defense that there is an adequate remedy at law. No remedy shall be exclusive of any other remedy, and all available remedies shall be cumulative.

5.3            Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without reference to its choice of law rules).

5.4            Binding Arbitration. Any dispute, controversy, difference, or claim based on, arising out of or relating to this Agreement, including its existence, validity, interpretation, performance, breach, or termination, or any dispute regarding non-contractual obligations arising out of or relating to this Agreement (each, a “Proceeding”) shall be referred to and finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”), except as modified herein, and such arbitration shall be administered by the AAA. The parties agree, pursuant to Rule R-1(b) of the AAA Rules, that the Expedited Procedures shall apply irrespective of the amount in dispute. The place of arbitration shall be New York, New York. There shall be one arbitrator who shall be agreed upon by the parties within twenty (20) days of receipt by respondent of a copy of the demand for arbitration. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules, with each party being given a limited number of strikes, except for cause. Any arbitrator appointed by AAA shall be a retired U.S. judge or a practicing U.S. attorney with no less than fifteen years of experience with corporate and limited partnership matters and an experienced arbitrator. In rendering an award, the arbitrator shall be required to follow the laws of the state of Delaware. The award shall be in writing and shall briefly state the findings of fact and conclusions of law on which it is based. The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitrator. Judgment upon the award may be entered in any court having jurisdiction over any party or any of its assets, including but not limited to the courts of Hong Kong and the Cayman Islands. Any costs or fees (including attorneys’ fees and expenses) incident to enforcing the award shall be charged against the party resisting such enforcement. All disputes, controversies, differences, or claims arising out of or relating to this Agreement, including its existence, validity, interpretation, performance, breach, or termination, or any dispute regarding non-contractual obligations arising out of or relating to this Agreement, shall be resolved in a confidential manner. The arbitrator shall agree to hold any information received during the arbitration in the strictest of confidence and shall not disclose to any non-party the existence, contents or results of the arbitration or any other information about such arbitration. The parties to the arbitration shall not disclose any information about the evidence adduced or the documents produced by the other party in the arbitration proceedings or about the existence, contents or results of the proceeding except as may be required by law, regulatory or governmental authority or as may be necessary in an action in aid of arbitration or for enforcement of an arbitral award. Before making any disclosure permitted by the preceding sentence (other than private disclosure to financial regulatory authorities), the party intending to make such disclosure shall use reasonable efforts to give the other party reasonable written notice of the intended disclosure and afford the other party a reasonable opportunity to protect its interests. The arbitrator shall determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost and time that the parties must expend for discovery; provided that the parties expressly agree that discovery, in the event the arbitrator permits discovery and notwithstanding the Rules, in connection with any arbitration shall be limited to the following: (i) depositions shall be limited to three (3) depositions per side, each of which shall be limited to seven (7) hours of testimony taken by each side; (ii) written discovery shall be limited to one set of Requests for Production per party, limited to no more than fifteen (15) requests, including subparts; (iii) no interrogatories, requests for admission, or other written discovery shall be permitted; and (iv) the Parties shall disclose documents that they will present in support of their case. Notwithstanding the foregoing, the arbitrators may grant, upon good cause shown, either party’s request for discovery in addition to or limiting that for which this paragraph expressly provides. For the avoidance of doubt, a request by a party to a court of competent jurisdiction for interim measures necessary to preserve such party’s rights, including pre-arbitration attachments, injunctions, or other equitable relief, shall not be deemed incompatible with, or a waiver of, the agreement to arbitrate in this Section 5.4.

5.5            Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

5.6            Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each Purchaser Shareholder, Purchaser and the Shareholders’ Representative.

5.7            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

5.8            Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Delivery by email to counsel for the other parties of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

5.9            Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

Magnum Opus Holdings LLC:

Signature:	/s/ Hou Pu Jonathan Lin

Name:	Hou Pu Jonathan Lin

Title:	Manager

/s/ Hou Pu Jonathan Lin
Hou Pu Jonathan Lin

/s/ Ka Man Kevin Lee
Ka Man Kevin Lee

/s/ Frank Han
Frank Han

/s/ Alexandre Mathieu Valdemar Casin
Alexandre Mathieu Valdemar Casin

/s/ Liu Xing Ling
Liu Xing Ling

/s/ Wing Hong Sammy Hsieh
Wing Hong Sammy Hsieh

/s/ Dickson Cheng
Dickson Cheng

/s/ Tung Wai Hui
Tung Wai Hui

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

Magnum Opus Acquisition Limited

Signature:	/s/ Hou Pu Jonathan Lin

Name:	Hou Pu Jonathan Lin

Title:	Chief Executive Officer

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

Integrated Whale Media Investment, Inc.

Signature:	/s/ Yam Tak Cheung

Name:	Yam Tak Cheung

Title:	Director

[Signature Page to Support Agreement]

Schedule A

Name of Shareholder	Number of Purchaser Class B Shares	Number of Purchaser Warrants	Address for Notice
Sponsor(1)	4,500,000(1)	6,000,000(1)	Unit 1009, ICBC Tower Three Garden Road, Central, Hong Kong
Hou Pu Jonathan Lin(1)	4,500,000(1)	6,000,000(1)
Ka Man Kevin Lee	162,500	/
Frank Han	162,500	/
Alexandre Mathieu Valdemar Casin	50,000	/
Liu Xing Ling	25,000	/
Wing Hong Sammy Hsieh	50,000	/
Dickson Cheng	25,000	/
Tung Wai Hui	25,000	/

(1) Mr. Jonathan Lin, who holds 100% of the voting securities of Sponsor, may be entitled distributions of all Purchaser Class B Shares and Purchaser Warrants and has voting and investment discretion with respect to all Purchaser Class B Shares and Purchaser Warrants held of record by Sponsor.